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                                                                      EXHIBIT 14


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 16, 2007, relating to the financial statements and financial highlights of MainStay VP ICAP Select Equity Portfolio and MainStay VP Income & Growth Portfolio, which appear in the December 31, 2006 Annual Report to Shareholders of MainStay VP Series Fund, Inc., which is also incorporated by reference in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
April 27, 2007